UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin (State of incorporation or organization)	39-1576570 (I.R.S. Employer Identification No.)

401 Charmany Drive Madison, Wisconsin (Address of principal executive offices)	53719 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Share Purchase Rights	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE
This Form 8-A/A is filed by First Business Financial Services, Inc., a Wisconsin corporation (the “Company”), to supplement and amend the information set forth in Item 1 of the Company’s Registration Statement on Form 8‑A filed on June 6, 2008. The original Registration Statement was filed under the Company’s prior Central Key Index (CIK) number: 0001305399.
Item 1.        Description of Registrant’s Securities to be Registered
On March 8, 2018, the Board of Directors of the Company redeemed the common share purchase rights (the “Rights”) issued pursuant to the Rights Agreement, dated as of June 5, 2008 (the “Rights Plan”), between the Company and Computershare Trust Company, N.A., effective as of the close of business on April 2, 2018.
Under the Rights Plan, each outstanding share of Company common stock evidenced one Right. The Rights were redeemed at a redemption price of $0.0005 per Right, payable in cash to the shareholders as of the close of business on April 12, 2018.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FIRST BUSINESS FINANCIAL SERVICES, INC.

Date: May 9, 2018            By:     /s/ Edward G. Sloane, Jr.
Name:    Edward G. Sloane, Jr.
Title:    Chief Financial Officer